CONSENT OF INDEPENDENT AUDITORS


The Shareholders and Board of Directors of
Kopp Funds, Inc.:

We  consent  to  the  reference  to  our  Firm  in  the
Prospectus  under the heading "Financial Highlights  of
the   Fund"   and   in  the  Statement  of   Additional
Information     under    the    heading    "Independent
Accountants."    In  addition,  we   consent   to   the
incorporation  by  reference  into  the  Statement   of
Additional  Information  under the  heading  "Financial
Statements" of our report on the Fund's financial statements for the year ended September 30, 1998, which report is included in the Fund's 1998 Annual Report.

/s/ KPMG Peat Marwick L.L.P.


KPMG Peat Marwick L.L.P.

Minneapolis, Minnesota
December 28, 1998